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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 20, 2001

                              CONVERGYS CORPORATION
            (Exact name of registrant as specified in its charter)


            Ohio                         1-4379                 31-1598292
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

        201 East Fourth Street
            Cincinnati, Ohio                                       45202
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (513) 723-7000

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On April 20, 2001, upon recommendation of the Audit Committee of the Board of Directors of Convergys Corporation ("Convergys"), the Board appointed Ernst & Young LLP as independent accountants for 2001. On April 20, 2001, PricewaterhouseCoopers LLP was replaced as the independent accountants of Convergys. On April 6, 2001, Convergys merged with Geneva Technology Ltd. (Geneva). Prior to the merger, PricewaterhouseCoopers LLP Management Consulting Services Group in the United Kingdom had a business relationship with Geneva, which was audited by another firm. This relationship caused PricewaterhouseCoopers LLP to no longer be independent of the combined entity on April 6, 2001.

The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of Convergys for the two fiscal years in the period ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During Convergys's two most recent fiscal years and through April 20, 2001, there have been no disagreements with the former independent accountants, PricewaterhouseCoopers LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

Convergys has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with the above statements. A copy of PricewaterhouseCoopers LLP's letter to the SEC, dated April 20, 2001, is filed as Exhibit 16 to the Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

  (c) Exhibits.

  16. Letter re: Change in Certifying Accountants

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CONVERGYS CORPORATION

                                By:  /s/ William D. Baskett III
                                     ------------------------------------------
                                         William D. Baskett III
                                         General Counsel and Secretary



Date:  April 20, 2001